UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)

(603) 595-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2007, Presstek, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Jeffrey Cook in connection with Mr. Cook’s selection as Senior Vice President and Chief Financial Officer Vice President. The Employment Agreement entered in to with Mr. Cook will have an initial term of three years, and Mr. Cook’s annual salary will be $275,000. Mr. Cook’s annual incentive bonus for 2007 will be $165,000 and will have an opportunity for an annual bonus opportunity thereafter of up to 60% of the base salary. In addition, Mr. Cook will receive a monthly car allowance.

If Mr. Cook terminates his employment other than for “good reason”, or if Mr. Cook is terminated for “cause”, he is to receive no further compensation or benefits from the Company, except as may be required by law. Should Mr. Cook’s employment be terminated other than for “cause” (as defined in the Employment Agreement) or if Mr. Cook terminates his employment for “good reason” (as defined in the Employment Agreement), then Mr. Cook is to receive severance payments equal to his then current salary for one year. A copy of the Employment Agreement is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Pursuant to the Employment Agreement, and under the terms and conditions of a stock option agreement entered into between the Company and Mr. Cook on February 27, 2007 (the “Option Agreement”), Mr. Cook was granted options to purchase 250,000 shares of the Company’s Common Stock at a price per share equal to the closing price of the stock on that date. As set out in the table below, each such grant is to vest in one-sixth increments over six year commencing on the day of grant. This grant is subject to the terms and conditions of the Company’s 2003 Stock Option and Incentive Plan. A copy of the Option Agreement is filed as Exhibit 99.2 to this Form 8-K and incorporated by reference herein.

Vesting Schedule
Grant: 250,000 options
Grant Date: February 27, 2007
February 27, 2007	41,666
February 27, 2008	41,666
February 27, 2009	41,667
February 27, 2010	41,667
February 27, 2011	41,667
February 27, 2012	41,667

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, Presstek, Inc. (the “Company”) announced that Moosa E. Moosa departed from the Company as Executive Vice President and Chief Financial Officer to pursue other interests.

On February 28, 2007, the Company announced that Jeffrey Cook was appointed as Senior Vice President and Chief Financial Officer. As described in Item 1.01 above, on February 27, 2007 the Company entered into an employment agreement with Jeffrey Cook. The material terms of the agreement are described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.3.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Employment Agreement dated February 27, 2007 between Presstek, Inc. and Jeffrey Cook.
99.2	Non Qualified Stock Option Agreement dated February 27, 2007 between Presstek, Inc. and Jeffrey Cook.
99.3	Press release of Presstek, Inc. dated February 28, 2007, announcing the appointment of Jeffrey Cook as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: March 1, 2007	/s/ Edward J. Marino
Edward J. Marino President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement dated February 27, 2007 between Presstek, Inc. and Jeffrey Cook..
99.2	Non Qualified Stock Option Agreement dated February 27, 2007 between Presstek, Inc. and Jeffrey Cook.
99.3	Press release of Presstek, Inc. dated February 28, 2007, announcing the appointment of Jeffrey Cook as Chief Financial Officer.